Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑1 (File No. 333-282724, 333-283727, 333-283539, 333-284393, 333-286661, 333-287712, 333-287942, 333-290243, 333-291075, 333-291084, and 333-292316), Form S-3 (File No. 333-290425 and 333-293125), and Form S-8 (File No. 333-260331, 333-263524, 333-263525, 333-270761, 333-270762, 333 272104, 333-287706 and 333-293128) of our report dated March 31, 2026, relating to the consolidated financial statements of Momentus Inc. and Subsidiaries as of December 31, 2025, which appears in this Form 10-K.

/s/ Frank, Rimerman + Co. LLP
San Francisco, California
March 31, 2026